SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 20th day of August, 2008.

BETWEEN:

SINOBIOPHARMA, INC., a company incorporated under the laws of the State of Nevada, having an address for notice and deliver at 2820 West Charleston Boulevard, Suite 22, Las Vegas, Nevada, 89102

(the “Vendor”)
OF THE FIRST PART

AND:

TIFFANY WALSH, businesswoman, having an address for notice and delivery at 11 Thornhill Drive, Suite 216, Dartmouth, Nova Scotia, B3B 1R9

(the “Purchaser”)
OF THE SECOND PART

WHEREAS:

A. The Vendor is the legal and beneficial owner of 100 common shares (the “Shares”) of Buzz Media, Ltd, a company incorporated under the laws of the Province of Nova Scotia (the “Company”); and

B. The Purchaser wishes to buy and the Vendor has agreed to sell the Shares on the terms and conditions of this Agreement.

WITNESSETH that in consideration of the payment of ten US dollars (US$10.00) by the Purchaser to the Vendor, receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

1. The Vendor agrees to sell and the Purchaser agrees to buy the Shares on the terms and conditions as set out in this Agreement.

2. The total purchase price of the Shares being acquired is US$10.00 (the “Purchase Price”).

3. The Purchaser will pay the Purchase Price to the Vendor on August 26, 2008, unless otherwise agreed between the parties.

4. The Vendor represents and warrants to and covenants with the Purchaser that:

(a)	the Vendor owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances whatsoever;

(B)	the Vendor has due and sufficient right and authority to enter into this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser; and

(c)	no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares.

5. It is a condition of the obligations of the Purchaser under this Agreement that the Vendor delivers to the Purchaser, concurrent with the payment set out in paragraph 3 above, certificates representing the Shares duly endorsed for transfer.

6. Each of the parties will execute and deliver such further and other instruments and do and perform such acts as may be necessary to implement and carry out the intent of this Agreement.

7. Time is expressly declared to be of the essence of this Agreement and each of its terms.

8. This Agreement will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. All actions arising from this Agreement will be commenced and maintained in the Supreme Court of British Columbia.

9. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

10. The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.

11. This Agreement may be executed in original or counterpart form, delivered by facsimile or otherwise, and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SINOBIOPHARMA, INC.
Per:

/s/ Jianguo Wang
Jianguo Wang, President

/s/ Tiffany Walsh
TIFFANY WALSH